 Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

(Triple Net)

THIS COMMERCIAL LEASE AGREEMENT entered into on this 9th day of July 2019 by and between SKYBAR HOLDINGS, LLC, a Florida limited liability company, hereinafter referred to as "THE LANDLORD", and EXACTUS, INC., a corporation organized and existing under the laws of Nevada, with its principal offices located at 80 NE 4th Ave #28 Delray Beach FL 33483, hereinafter referred to as "THE TENANT",

WITNESSETH: That said Landlord does hereby agree to lease unto said Tenant, and said Tenant does hereby hire and take as Tenant under said Landlord, the property described herein subject to the terms, provisions, conditions and limitations set forth and described in the Lease Agreement.

1. DESCRIPTION OF PROPERTY.

The description of the subject real property being leased pursuant to this Lease Agreement is as follows: The entire first floor of the property located at 217 East Atlantic Avenue, Delray Beach, Florida 33444, with the legal description of Town of Delray E 10 Ft of Lt 10 & Lt 11 Blk 84. To include the first floor mezzanines, front and rear points of entry, access to available vehicle parking spots during hours of operation and signage on Atlantic Avenue

2. TERM OF LEASE.

The term of this lease shall be for 5 years with two 5 year options commencing effective the 1st day of August, 2019 and ending on the 1st day of July, 2024. Tenant shall receive two months of abated rent commencing upon the execution of the lease. If the Tenant maintains possession of the premises for any period after the termination of this Lease, the Tenant shall be liable to pay double rent to Landlord for the holdover period.

A.
FIRST RIGHT OF REFUSAL, LEASE. Tenant shall have the right of first refusal to lease any space that becomes available on the 2nd and 3rd floor of the building. Upon the receipt of written notice that Landlord has received a bona fide offer (the Offer) for the lease of space in the Building by a third party, Tenant shall have ten (10) days to provide Landlord with an unequivocal, irrevocable, written commitment to lease space upon the terms set forth in the Offer. If Tenant fails to provide Landlord with such notice within such 10-day period, Landlord shall be free to lease space in the Building to the third party pursuant to the Offer. Tenant shall also have ongoing expansion rights within the building. The landlord shall notify the tenant of the availability of said premises and the tenant shall have five (5) business days to inform the landlord of their desire to lease the premises. The failure by tenant to notify the landlord shall result in the exhaustion of this right and the landlord shall be free to lease the premises to a third party.

B.
FIRST RIGHT OF REFUSAL, PURCHASE. Landlord hereby grants to Tenant a first right of refusal to purchase the property during the term and any extensions of this Lease Agreement. If Landlord shall desire to sell the Premises (subject to the terms of this Lease), and receives a bona fide offer to purchase, Landlord shall give Tenant written notice of Landlords intention to sell Landlords interest in the Premises as contained in said offer to purchase. Such notice (Landlords Notice) shall state the terms and conditions under which Landlord intends to sell its interest. For thirty (30) business days following the giving of such notice, Tenant shall have the option to purchase the Landlords interest at the same price and under the same terms as stated in the Landlords Notice. A written notice, addressed to Landlord and signed by Tenant, within the period for exercising the Option, submitted with a bank cashiers check or money order payable to the order of Landlord in the amount of $100,000.00 (the Earnest Money) shall be an effective exercise of Tenants Option.

3. RENTAL PAYMENTS.

A. Base Rental Amount. Tenant shall pay in advance to Landlord rental in equal installments of Forty Thousand Dollars ($40,000.00) per month in addition to all applicable Florida sales and/or Federal Taxes. Presently, Florida state sales tax in Palm Beach County is 7%. Said rental payments shall begin on the 1st day of November, 2019 and shall continue on or before the same day of each following month during the term of this lease. In the event any rental payment is received by Landlord later than 5 days after the rental due date, there shall be due, in addition, a late charge in the sum of 5% of the full rental payment due. In the event Tenant gives Landlord a bad check, there shall be an additional charge of $50.00. All late charges and bad check charges shall be considered as additional rent. All other monetary sums payable by Tenant as prescribed by other provisions of this lease are likewise considered as additional rent. Notwithstanding Landlord's right to charge and collect late charges and bad check charges, nothing herein shall be deemed to waive Landlord's right to enforce other provisions of this lease including but not limited to Landlord's right to consider the lease in default, as hereinafter described.

B. Increases in Rent for each year. Effective one year from the lease commencement date and each year thereafter, the rent shall increase at least three percent (3%) per year and shall in no event decrease.

4. COMMON AREA EXPENSE.

Tenant shall be liable for the common area maintenance expenses for the premises. Common area expenses shall include ad valorem (property) taxes, hazard insurance expense for the building, outside lighting (including electricity usage therefore), and for maintenance of the parking areas and common area landscaping. The tenant shall pay such common area maintenance charges within 15 days of receiving an invoice therefore. Any of such common area maintenance expense charges shall be considered additional rent.

5. SECURITY DEPOSIT.

In addition to the first and last monthly rental payment due upon execution of this lease, Tenant shall also deposit with Landlord the sum of Forty Thousand Dollars ($40,000.00) security deposit, the receipt of which is hereby acknowledged, as security to Landlord for the performance by Tenant of all the obligations and undertakings required to be performed by Tenant under this lease. If this lease is terminated as a result of the default of Tenant, the security deposit referred to herein shall become the unconditional property of Landlord, not as a penalty but as damages agreed upon by Landlord and Tenant to cover the following:

Damages to Landlord for the premises being vacant, for having to relet premises prior to expired term, including sums necessary to advertise the premises for rent, show the premises, and clean the premises. However, Landlord does not by this provision waive its right to pursue any action to recover from the Tenant any further damages caused to said premises by the Tenant or for additional amounts of rent due and unpaid during the period of this lease. If Tenant shall not be in default hereunder upon the expiration of the lease term, and if the leased premises shall be returned and surrendered to Landlord in the same good state and condition as they were when they were received, except for normal wear and tear, Landlord shall return said security deposit to Tenant. If Tenant returns the leased premises to Landlord at the expiration of the lease term, but there are damages to the leased premises beyond normal wear and tear, Landlord may make a claim against the security deposit as provided by law in addition to pursuing other remedies available.

6. CONDITION OF THE PROPERTY AND MAINTENANCE OF SAME.

Tenant hereby accepts the condition of the subject property in "AS-IS" condition as of the commencement of the term of this lease. Tenant acknowledges that it has inspected the property and is fully aware of its condition. Tenant shall do all acts necessary to maintain the property in the condition of at least that as delivered to Tenant by Landlord, excepting normal wear and tear, during the term of this lease. Tenant shall, at its own expense, make all necessary repairs and replacements to the leased premises, including the building structure, walls and roof. Included in the Tenant’s responsibilities of maintenance are the HVAC (heating and air-conditioning system), plumbing systems, including toilet, sink, piping, etc., electrical systems, smoke detectors, lawn, shrubs and trees.

7. INSURANCE.

Tenant shall make arrangements to maintain adequate insurance on its own personal property located on the leased premises during the term of this lease agreement. During the term of this lease, Tenant shall keep the leased property insured, at its sole cost and expense, against claims for personal injury or property damage under a policy of general public liability insurance with limits of at least Three Million Five Hundred Thousand Dollars and no/100 Dollars ($3,500,000.00). Tenant shall further reimburse Landlord for Landlord’s payment of premiums for hazard insurance to cover the premises. Hazard insurance shall be in coverage types and amounts as Landlord may deem necessary and proper. Reimbursement for hazard insurance premiums to Landlord shall be considered as additional rent. Tenant shall reimburse Landlord for said hazard insurance premium expense within 15 days of being presented an invoice for same. All policies of insurance set forth herein shall name the Landlord as an additional named insured and shall provide that it cannot be canceled or revoked except after a minimum of 30 days written notice to the Landlord. Copies of such policies shall be immediately delivered by Tenant to Landlord upon request of Landlord, but no less than at each anniversary date of such policy or policies. It shall be deemed a material part of this agreement that the Tenant shall maintain and keep in full force and effect all required policies of insurance during the term of this lease.

8. PAYMENT OF TAXES AND UTILITIES BY TENANTS.

It is expressly understood and agreed that Tenant shall, during the term of the tenancy, pay and keep current all County Tangible/Personal Property Taxes or other taxes, Florida State Sales Taxes, Federal Income Taxes, withholding and Social Security and agrees to indemnify and hold the Landlord harmless from and against any and all claims, suits, demands or judgments for the same by any party. Tenant shall pay for all utility services furnished to the demised premises, including heat, water, sewer, waste disposal, gas, electricity, telephone, fire protection and the like, together with all taxes levied or other charges on such utilities.

9. RESTRICTION ON USE OF SUBJECT PROPERTY.

It is understood and agreed that the subject premises shall be used by Tenant only for the operation of a retail store, restaurant, bar and/or nightclub. Tenant shall not use or occupy, nor permit the leased premises or any part thereof to be used or occupied for any unlawful business use or purpose, nor for any business use or purpose deemed disreputable or extra-hazardous, nor for any purpose or in any manner which is in violation of any present or future governmental law or regulation. Tenant shall not cause the premises to become contaminated by any hazardous or toxic substance or materials. Tenant shall be responsible for any such contamination caused to occur on the property out of or in connection with Tenant's use of same and any cleanup must be at the sole expense of Tenant and considered rent due on the next regular rental due date.

10. MODIFICATION AND SIGNAGE.

Tenant may make alterations or modifications to the subject property and improvements only upon written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any improvements made to the property by Tenant shall become the property of the Landlord and may not be removed without the consent of the Landlord. All improvements made to the property by Tenant shall be of a quality as is acceptable to Landlord in its sole discretion. Tenant shall first before displaying or erecting any signs on or adjacent to the property submit for the approval of same by Landlord. Signage shall be displayed or erected only with the written consent of Landlord.

11. DEFAULT.

A. In the event that Tenant shall at any time fail to comply with any term, provision, or limitation as set forth herein and shall fail to cure the same within ten (10) days of receiving written notice of such default from Landlord (except that there shall be no requirement for written notice of default from Landlord to Tenant for the non-payment of rent other than that prescribed under Florida Law), then Landlord shall have the right and option to thereupon terminate this Lease Agreement without waiving any rights to damages or other relief as permitted under law, in which event, the Tenant agrees to immediately surrender and deliver up the demised premises and property peaceably to Landlord.

B. If Tenant becomes bankrupt, or files any debtor proceedings or takes or has taken against Tenant in any court pursuant to any statute either of the United States or of any other State, a petition in bankruptcy or for insolvency, reorganization, or the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, then and in that event, this Lease shall, at the option of Landlord, be canceled and terminated and any party claiming on behalf of Tenant shall not have any rights whatsoever under this Lease.

C. Landlord shall have a lien upon all personal property of the Tenant coming upon the premises in the due course of Tenant's business for any and all rents or other amounts that become due to Landlord under the terms and conditions hereof and during the term of this lease.

12. NO WAIVER.

No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof, be construed as waiver of such default or of Landlord's right to terminate this Lease on account of such default; nor shall any waiver of such default or of Landlord's right to terminate this Lease on account of such default or any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder, an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have, shall not be construed as waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease on account of such default in the manner hereinbefore provided.

13. INDEMNITY AND LIABILITY DISCLAIMED.

A. Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities, suits, claims, demands, actions, costs, and expenses due to or arising out of violation or non-performance of, or default in observing, any covenant, condition or agreement in this Lease to be fulfilled, kept, observed and performed by Tenant; damage to property occasioned by Tenant's use and occupancy of the demised premises or to any use or occupancy which Tenant may permit or suffer to be made of the demised premises; and injury or death to persons occurring in or about the demised premises.

B. Tenant shall be responsible for and liable to Landlord for any damages incurred to the leased premises and any adjacent premises, including any fixtures or equipment, as a result of fire or other casualty caused by the negligence or willful acts of Tenant, Tenant's employees, agents, customers or invitees and the same shall be deemed additional rent becoming due on the next regular rental payment date.

14. DESTRUCTION OF PREMISES BY CASUALTY.

In the event the leased premises are rendered un-tenantable by reason of fire, explosion, hurricane, or other casualty, Landlord, at its option, may either repair the premises to make the same tenantable within ninety (90) days thereafter, or may, at its option, terminate this lease. In the event of such termination, Landlord shall give Tenant thirty (30) days notice in writing, whereupon this lease shall be terminated in accordance with such notice. The termination date does not have to be at the end of a rental month. If the premises be damaged but not rendered un-tenantable, the rental due hereunder shall not cease or be abated during the period of repair of such damage but Landlord shall proceed with such repairs as expeditiously as possible under existing circumstances. Landlord shall not be liable for any injury or damage to persons or property caused by such casualty. In any event, Tenant shall not be liable for rent for any period when the premises are un-tenantable.

15. RIGHT TO MORTGAGE.

Landlord reserves the right to subject and subordinate this Lease to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the demised premises and on the land and buildings of which they are a part. The Tenant will execute and deliver upon demand such instrument or instruments subordinating this Lease to the lien of any mortgage or mortgages as shall be desired by the Landlord or any proposed Mortgagee. Tenant shall further promptly execute and deliver such instruments, estoppel letters or certificates reasonably requested to be provided to Landlord's Mortgagees or to any party to whom Landlord has or may become obligated to provide security.

16. ASSIGNMENT AND SUBLET.

Tenant shall not have the right to assign this Lease or sublet the same, without the written consent of Landlord, which consent may be withheld by Landlord for any reason Landlord deems sufficient. If a beneficial interest or any amount of stock or other indicia of ownership in Tenant is sold or transferred without Landlord’s prior written consent and Tenant is not a natural person or persons but is a corporation, partnership trust or other legal entity, it shall be deemed a violation of this paragraph.

17. LIENS.

Tenant shall not cause or permit any lien, mortgage, encumbrance, or other claim against the subject premises and property without the express written consent of Landlord. Tenant shall immediately indemnify the Landlord in the event of such lien, mortgage, encumbrance or other claim accrues against the property through any action or inaction of Tenant.

18. QUIET ENJOYMENT.

Landlord covenants and agrees that so long as Tenant shall keep and perform each and every covenant, term, provision and condition as set forth herein, Tenant shall have quiet and undisturbed and continued possession of the premises during the term of this Lease, free from any claims against Landlord and all persons claiming under, by or through Landlord.

19. EXAMINATION OF PREMISES BY LANDLORD.

Landlord and its agents shall have the right to enter upon the premises at all reasonable times to examine the condition and use thereof or to show same to a prospective future tenant, provided only that such rights shall be exercised in such manner so as not to interfere with Tenant in the normal conduct of Tenant's business.

20. END OF LEASE.

Upon termination of the tenancy, Tenant shall promptly deliver possession of the subject premises and property to Landlord in good and proper condition, as set forth herein; and Tenant shall thereupon remove all of Tenant's property.

21. ADDRESSES FOR WRITTEN NOTICE.

Any written notices as specified herein shall be made to the parties at the following addresses or at such other addresses as each party may inform the other of in writing:

Landlord:
SKYBAR HOLDINGS, LLC
121 Commerce Road
Boynton Beach, FL 33426

Tenant:
EXACTUS, INC.
in care of the leased premises.

22. CONDEMNATION/ EMINENT DOMAIN.

In the event the whole or any part of the building or the real estate of which the demised premises are a part shall be taken or condemned for any public or quasi-public use or purpose, Landlord may, at its option, terminate this Lease Agreement from the time title to or right to possession shall vest in or be taken for such public or quasi-public use or purpose and Landlord shall be entitled to any and all income, rent, awards or any interest therein whatsoever which may be paid or made in connection therewith.

23. ATTORNEY'S FEES.

In any legal proceeding, including appellate proceedings concerning this Lease Agreement, the prevailing party shall be entitled to costs together with reasonable attorney's fees.

24. SUCCESSION.

This lease Agreement shall bind the heirs, assignees, administrators, legal representatives, executors or successors as the case may be of both parties, however, this shall not expand the right of tenant to sublet the premises beyond the provisions set forth above.

25. FLORIDA LAW.

The parties understand and agree that the relationship between them is that of Landlord and Tenant, and it is specifically understood and agreed that this Lease Agreement and the relationship between the parties shall be construed in accordance with the laws of the State of Florida.

26. WAIVER OF JURY TRIAL.

The parties hereby specifically waive their right to demand a jury trial in respect to the enforcement of this agreement.

27. ENTIRE AGREEMENT; NO RECORDATION OF AGREEMENT.

A. This Lease Agreement contains the entire agreement between the parties hereto with respect to the letting and hiring of the demised premises described above and this Lease Agreement may not be amended, modified, released or discharged in whole or in part, except by an instrument in writing signed by the parties hereto, their respective successor or assigns.

B. The parties understand and agree that neither this Commercial Lease Agreement nor any memorandum or short form thereof shall or may be recorded in any of the public records of this or any other State.

28. SEVERABILITY OF PROVISIONS, GENDER, ETC.

In the event any provision or a portion of any provision of this Commercial Lease Agreement is declared unenforceable or invalid by any court or administrative body having jurisdiction, the remaining provisions of the lease agreement shall be deemed enforceable and shall remain in full force and effect. Any reference herein to the masculine or feminine shall be interchangeable herein as well as any reference to the singular or plural.

29. RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

30. TIME OF THE ESSENCE. Time shall be of the essence in interpreting the provisions of this Lease Agreement. IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

Tenant:

EXACTUS, INC., a corporation organized and existing under the laws of Nevada.

By:  /s/ Phillip Young
        Name: Phillip J. Young
        Title: CEO and Director

Landlord:

Skybar Holdings, LLC, a Florida Limited Liability Company

By:  /s/ Vladislav Yampolsky
        Vladislav Yampolsky, Manager